Exhibit 99.2

FINANCIAL STATEMENTS

OF

CONNECTICUT NATURAL GAS CORPORATION

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013 AND
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(UNAUDITED)

TABLE OF CONTENTS

Page Number

Financial Statements:

Statement of Income for the three and six months ended June 30, 2014 and 2013	3

Balance Sheet as of June 30, 2014 and December 31, 2013	4

Statement of Cash Flows for the six months ended June 30, 2014 and 2013	6

Statement of Changes in Shareholder’s Equity	7

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF INCOME
(In Thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,

	2014	2013	2014	2013

Operating Revenues	$67,976	$58,538	$230,891	$227,970

Operating Expenses
Operation
Natural gas purchased	37,026	26,902	135,347	139,997
Operation and maintenance	19,475	17,748	34,701	30,437
Depreciation and amortization	7,325	8,318	14,973	17,594
Taxes - other than income taxes	4,630	4,093	12,996	11,938
Total Operating Expenses	68,456	57,061	198,017	199,966
Operating Income (Loss)	(480)	1,477	32,874	28,004

Other Income and (Deductions), net	47	52	252	(454)

Interest Charges, net
Interest on long-term debt	2,393	2,530	4,786	5,060
Other interest, net	407	603	437	886
	2,800	3,133	5,223	5,946
Amortization of debt expense and redemption premiums	24	44	45	87
Total Interest Charges, net	2,824	3,177	5,268	6,033

Income (Loss) Before Income Taxes	(3,257)	(1,648)	27,858	21,517

Income Taxes	(1,251)	(439)	10,884	6,985

Net Income (Loss)	(2,006)	(1,209)	16,974	14,532
Less:
Preferred Stock Dividends of Subsidiary, Noncontrolling Interests	(40)	10	(27)	26

Net Income (Loss) attributable to Connecticut Natural Gas Corporation	$(1,966)	$(1,219)	$17,001	$14,506

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF COMPREHENSIVE INCOME
(In Thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Net Income (Loss)	$(2,006)	$(1,209)	$16,974	$14,532
Less:
Preferred Stock Dividends of Subsidiary, Noncontrolling Interests	(40)	10	(27)	26
Comprehensive Income (Loss)	$(1,966)	$(1,219)	$17,001	$14,506

CONNECTICUT NATURAL GAS CORPORATION
BALANCE SHEET

ASSETS
(In Thousands)
(Unaudited)

	June 30, 2014	December 31, 2013
Current Assets
Unrestricted cash and temporary cash investments	$75,343	$8,620
Accounts receivable less allowance of $6,000 and $4,995, respectively	63,933	70,484
Unbilled revenues	6,869	21,116
Current regulatory assets	11,016	14,649
Deferred income taxes	9,589	1,591
Natural gas in storage, at average cost	30,163	40,951
Materials and supplies, at average cost	1,530	2,350
Refundable taxes	-	783
Prepayments	260	2,511
Intercompany receivable	-	4,000
Other	175	-
Total Current Assets	198,878	167,055

Other investments	1,284	1,285

Net Property, Plant and Equipment	474,051	460,943

Regulatory Assets	114,457	96,004

Deferred Charges and Other Assets
Unamortized debt issuance expenses	788	1,084
Goodwill	79,341	79,341
Other	847	448
Total Deferred Charges and Other Assets	80,976	80,873

Total Assets	$869,646	$806,160

CONNECTICUT NATURAL GAS CORPORATION
BALANCE SHEET
LIABILITIES AND CAPITALIZATION
(In Thousands)
(Unaudited)

	June 30, 2014	December 31, 2013
Current Liabilities
Current portion of long-term debt	$6,859	$6,924
Accounts payable	31,454	46,672
Accrued liabilities	17,202	15,695
Current regulatory liabilities	29,831	4,993
Interest accrued	2,527	2,147
Taxes accrued	11,517	5,017
Total Current Liabilities	99,390	81,448

Regulatory Liabilities	176,952	159,897

Deferred Income Taxes	27,475	2,259

Other Noncurrent Liabilities
Pension accrued	31,904	33,922
Other post-retirement benefits accrued	18,827	16,504
Other	7,707	7,623
Total Other Noncurrent Liabilities	58,438	58,049

Commitments and Contingencies

Capitalization
Long-term debt, net of unamortized premium	148,750	149,693

Preferred Stock, not subject to mandatory redemption	340	340

Common Stock Equity
Common stock	33,233	33,233
Paid-in capital	324,004	336,404
Retained earnings (Accumulated deficit)	849	(15,378)
Accumulated other comprehensive income	215	215
Net Common Stock Equity	358,301	354,474

Total Capitalization	507,391	504,507

Total Liabilities and Capitalization	$869,646	$806,160

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF CASH FLOWS
(In Thousands)
(Unaudited)

	Six Months Ended June 30,
	2014	2013
Cash Flows From Operating Activities
Net Income	$16,974	$14,532
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,018	17,681
Deferred income taxes	(2,748)	(5,359)
Pension expense	3,300	4,834
Regulatory activity, net	38,852	31,486
Other non-cash items, net	802	(211)
Changes in:
Accounts receivable, net	5,546	14,267
Unbilled revenues	14,247	15,816
Natural gas in storage	10,788	901
Prepayments	2,251	11,146
Accounts payable	(16,275)	(17,718)
Taxes accrued/refundable, net	7,283	(15,093)
Accrued pension	(4,778)	10,340
Accrued other post-employment benefits	1,783	(2,747)
Accrued liabilities	1,507	(4,111)
Other assets	497	(1,446)
Other liabilities	578	(355)
Total Adjustments	78,651	59,431
Net Cash provided by Operating Activities	95,625	73,963

Cash Flows from Investing Activities
Plant expenditures including AFUDC debt	(19,755)	(12,725)
Intercompany receivable	4,000	(41,000)
Other	-	8
Net Cash used in Investing Activities	(15,755)	(53,717)

Cash Flows from Financing Activities
Distribution of capital	(12,400)	(24,100)
Payment of common stock dividend	(774)	-
Other	27	(26)
Net Cash used in Financing Activities	(13,147)	(24,126)

Unrestricted Cash and Temporary Cash Investments:
Net change for the period	66,723	(3,880)
Balance at beginning of period	8,620	6,636
Balance at end of period	$75,343	$2,756

Non-cash investing activity:
Plant expenditures included in ending accounts payable	$4,150	$1,553

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
June 30, 2014
(Thousands of Dollars)
(Unaudited)

	Common Stock		Paid-in	Retained Earnings (Accumulated	Accumulated Other Comprehensive
	Shares	Amount	Capital	Deficit)	Income	Total
Balance as of December 31, 2013	10,634,436	$33,233	$336,404	$(15,378)	$215	$354,474

Net income				16,974		16,974
Distribution of capital			(12,400)			(12,400)
Payment of common stock dividend				(774)		(774)
Payment of preferred stock dividend				27		27
Balance as of June 30, 2014	10,634,436	$33,233	$324,004	$849	$215	$358,301